TRUST AGREEMENT

THIS AGREEMENT is made effective the 31st day of May, 2004.

BETWEEN:

Yukon Resources Corp., a company duly incorporated under the laws of the State of Nevada and having an office at 206-475 Howe Street, Vancouver, B.C., Canada, V6C 2B3.

(hereinafter called “Yukon”)

OF THE FIRST PART

AND:

Thornton J. Donaldson, businessman, having an office at 206-475 Howe Street, Vancouver, B.C., Canada, V6C 2B3.

(hereinafter called “Trustee”)

OF THE SECOND PART

WHEREAS:

  Yukon is desirous of purchasing the rights of a certain mineral claim, which is situated in the Cariboo Mining Division, in the province of British Columbia but does not wish to incur the cost or liability incurred through the establishment of a subsidiary foreign corporation at this early stage of its corporate development;

  Trustee is willing and legally capable of acting as a trustee for Yukon to hold a mineral claim on behalf of Yukon until such time as the initial three phase exploration program is completed and Yukon is properly able to evaluate the merits of owning the claim in its own name or that of a subsidiary which the mining claim is more particularly described in Schedule “A” attached hereto and forming part of hereof (hereinafter called the “Claim”); and

  Yukon and the Trustee now wish to enter into a trust agreement whereby Trustee would hold title in trust for Yukon to the Claim on the terms and conditions as hereinafter set forth.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual promises, covenants and agreements herein contained, the parties hereto agree as follows:

  Representation and Warranties

    Yukon represents and warrants to Trustee that:

      Yukon is a body corporate duly incorporated, organized and validly subsisting under the laws of its incorporating jurisdiction; and

      Yukon has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated herein.

    Trustee represents and warrants to Yukon:

      Trustee is legally capable and has the full power and authority to carry on as a trustee and to hold the mineral Claim as a trustee on behalf of Yukon and to enter this Agreement any agreement or instrument referred to or contemplated herein.

    The representation and warranties hereinbefore set out are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and save the other party harmless from all loss, damage, costs, actions and suits arising our of or in connection with any breach or any representation, warranty, covenant, agreement or condition made by the other party and contained herein.

  Termination

    This Agreement will terminate on:

      May 14, 2006 unless on or before that date, Yukon or Trustee terminates in writing this Agreement; and

      The date on which Yukon incorporates a British Columbia subsidiary to hold Yukon's interest in the Claim and transfers such interest to the subsidiary.

  Covenants of Yukon

    Yukon will keep the Claim free and clear of all liens, charges and encumbrances arising from their operations hereunder and in good standing by the doing and filing of all necessary work and by the doing of all other acts and things and making all other payments which may be necessary in that regard.

  Covenants of Trustee

    Trustee will not do any act or thing which would or might in any way adversely affect the rights of Yukon hereunder.

  Further Assurances

    The parties hereto agree that they and each of them will execute all documents and do all acts and things within their respective powers to carry out and implement the provisions or intent of this Agreement.

  Notice

    Any notice, direction or other instrument required or permitted to be given under this Agreement will be in writing and will be given by the delivery or facsimile transmission or the same or by mailing the same by prepaid registered or certified mail in each case addressed as follows:

      if to Yukon Resources Corp.
      206-475 Howe Street,
      Vancouver, British Columbia
      Canada V6C 2B3

      if to Thornton J. Donaldson
      206-475 Howe Street,
      Vancouver, British Columbia
      Canada V6C 2B3

    Any notice, direction or other instrument aforesaid will, if delivered by courier or facsimile transmission, be deemed to have been given and received on the next business day following the day on which it was delivered or sent by facsimile, and if mailed, be deemed to have been given and received on the fifth business day following the day of mailing, except in the event of disruption of the postal services in which event notice will be deemed to be received only when actually received.

    Any party at any time give to the other notice in writing of any change of address of the party giving such notice and from and after the giving of such notice, the address or addresses of such party for the purpose of giving notice hereunder.

  Headings

    The headings to the respective sections herein will not be deemed part of this Agreement but will be regarded as having been used for convenience only.

  Enurement

    This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

  Terms

    The terms and provisions of this Agreement shall be interpreted in accordance with the laws of British Columbia.

  Entire Agreement

    This agreement constitutes the entire agreement between the parties and replaces and supersedes all prior agreements, memoranda, correspondence, communications, negotiations and representations, whether verbal or written, express or implied, statutory or otherwise between the parties with respect to the subject matter herein.

  Time of Essence

    Time will be of the essence in this Agreement.

  Enforcement of Agreement

    The covenants, promises, terms and conditions contained herein will be binding upon the parties jointly and severally any may be enforced by each as against each other interests.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

Yukon Resources Corp. Per: /s/ T. Donaldson Thornton J. Donaldson President	Thornton J. Donaldson /s/ T. Donaldson Thornton J. Donaldson

Witness /s/ K. McCullagh Signature of Witness	Kerry McCullagh Printed Name of Witness

This is Schedule “A” to a Trust Agreement made as of the 31st day of May, 2004 between Yukon Resources Corp. and Thornton J. Donaldson.

Claim Name	Tenure Number	Mining Division	Status
BILL 4	411199	CARIBOO	Good Standing 2005.05.31